Exhibit 99.1

MID PENN BANCORP, INC. TO ACQUIRE

CUMBERLAND ADVISORS

HARRISBURG, PENNSYLVANIA (September 25, 2025) - Mid Penn Bancorp, Inc. (NASDAQ: MPB) (“Mid Penn”), parent company of Mid Penn Bank, announced today that it has entered into an agreement to acquire Sarasota, FL-based Cumberland Advisors (“Cumberland”). Cumberland recorded a year-to-date annualized revenue of $9.0 million as of the quarter ended June 30, 2025, and is expected to bring approximately $3.3 billion new assets under management to the combined company. The Company expects the transaction to be earnings-accretive immediately upon closing. The transaction is expected to close in the fourth quarter of 2025, subject to customary closing conditions. Upon completion of the transaction, Cumberland leadership and team members will join Mid Penn.

Cumberland is a Registered Investment Advisory firm headquartered in Sarasota, FL, and has been in business for 52 years. Founded in 1973, the firm is a fee-for-service investment management company serving advisors, individuals, and institutional investors. The firm has a conservative investment orientation to manage both risks as well as returns. Cumberland also consults for institutional clients. With clients nationwide and internationally, Cumberland utilizes market leading knowledge, analysis, and independent research to advise its clients, and prides itself on its personalized service and long-lasting relationships.

“We are excited to bring a highly respected team of professionals under the Mid Penn umbrella,” said Mid Penn Chair, President and CEO Rory G. Ritrievi. “This partnership strengthens our ability to serve customers with deep expertise, shared values, and commitment to excellence. Together, we are well positioned to accelerate growth of the combined business.”

Mark J. Myers, CEO of Cumberland Advisors, said, “We are honored to join forces with such a well-regarded financial institution, and are excited to offer enhanced opportunities to our client base at the combined company. By integrating our teams and industry expertise, we believe we can continue to build upon each company’s track record of success, and we look forward to continuing to provide high-quality products and expanded investment management services to both Cumberland and Mid Penn clients.”

Stephens Inc. is serving as Mid Penn’s exclusive financial advisor, and Pillar + Aught is serving as its legal advisor. Williams Parker is serving as Cumberland’s legal counsel.

ABOUT MID PENN BANCORP, INC.:

Mid Penn Bancorp Inc. (NASDAQ: MPB), headquartered in Harrisburg, Pennsylvania, is the parent company of Mid Penn Bank, a full-service commercial bank. Mid Penn currently operates 59 retail locations throughout Pennsylvania and central and southern New Jersey, has total assets of approximately $6 billion, and offers a comprehensive portfolio of financial products and services to the communities it serves. To learn more, please visit www.midpennbank.com.

Cautionary Note Regarding Forward-Looking Statements

Statements included in this press release which are not historical in nature or do not relate to current facts are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are based on, among other things, Mid Penn Bancorp, Inc. (the “Company” or “MPB”) management’s beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and the Company. Words and phrases such as “may,” “approximately,” “continue,” “should,” “expects,” “projects,” “anticipates,” “is likely,” “look ahead,” “look forward,” “believes,” “will,” “intends,” “estimates,” “strategy,” “plan,” “could,” “potential,” “possible” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements may include expectations relating to the anticipated opportunities and financial and other benefits of the acquisition of Cumberland Advisors, Inc. (“Cumberland”), and the projections of, or guidance on, the Company’s future financial performance, asset quality, liquidity, capital levels, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Company’s business or financial results. The Company cautions readers that forward-looking statements are subject to certain risks and uncertainties that are difficult to predict with regard to, among other things, timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks and uncertainties include, among others, the following possibilities: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the acquisition agreement entered into between the Company and Cumberland; the outcome of any legal proceedings that may be instituted against the Company or Cumberland; the possibility that the anticipated benefits of the acquisition are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of Cumberland or as a result of the strength of the economy and competitive factors in the areas where the Company and Cumberland do business; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; changes in the Company’s share price before the closing of the transaction; and other factors that may affect future results of the Company.

For a more detailed description of these and other factors which would affect the Company’s results, please see Mid Penn’s filings with the SEC, including those risk factors identified in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent filings with the U.S. Securities and Exchange Commission (“SEC”). The statements in this presentation are made as of the date of this presentation, even if subsequently made available by the Company on its website or otherwise.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipate. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and are based on information available at that time. Mid Penn does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of unanticipated events, except as required by law.

No Offer or Solicitation

This communication does not constitute an offer to sell, or a solicitation of an offer to buy, any securities. Neither the SEC nor any other regulatory body has approved or disapproved of the securities of the Company or passed upon the accuracy or adequacy of this press release. Any representation to the contrary is a criminal offense.

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